Exhibit 99.1

Old National Bancorp One Main Street
Evansville, IN 47708	Media: Kathy A. Schoettlin (812) 465-7269
oldnational.com	Investors: Lynell J. Walton (812) 464-1366

Old National reports record 1st quarter net income of $48.0

million, a 33% increase from a year ago

Evansville, Ind. (April 23, 2018)

Old National Bancorp (NASDAQ: ONB) reports 1Q18 net income of $48.0 million, diluted EPS of $0.31.

Adjusted1 net income of $51.2 million, or $0.34 per share.

CEO COMMENTARY:

“Our record start to 2018 was driven by continued strong commercial loan growth, disciplined expense management, controlled deposit costs and excellent credit quality,” said Old National Bancorp Chairman and CEO Bob Jones. “In keeping with our ongoing focus on improving the operating dynamics of the franchise, we also announced our decision to sell 10 branches and consolidate an additional 10 branches throughout our franchise.”

FIRST-QUARTER HIGHLIGHTS2:

Net Income	•	Net income of $48.0 million, an increase of 33.3% from first quarter of 2017

	•	Earnings per share of $0.31, an increase of 14.8% from first quarter of 2017
Net Interest Income/NIM	•	Net interest income was $128.5 million, up 8.4%
	•	Net interest margin on a fully taxable equivalent basis was 3.45% compared to 3.47%

Operating Performance	•	Pre-provision net revenue[1] (“PPNR”) was $56.1 million
	•	Adjusted PPNR[1] was $61.1 million, up 5.9%
	•	Noninterest expense was $117.6 million
	•	Adjusted noninterest expense[1] was $111.8 million, compared to $110.2 million
	•	Efficiency ratio[1] was 65.94%
	•	Adjusted efficiency ratio[1] was 62.59%, a 118 basis point improvement from first quarter of 2017
Loans and Credit Quality	•	End-of-period total loans[3] were $11,256.3 million compared to $11,136.1 million
• Represents 4.3% annualized growth

	•	End-of-period commercial and commercial real estate loans were $7,261.6 million compared to $7,071.8 million
• Represents 10.7% annualized growth

	•	Non-performing loans were 1.28% of total loans compared to 1.30%

	•	Provision for loan losses was $0.4 million compared to $1.0 million

	•	Net charge-offs were $0.4 million, or 0.01% annualized, compared to 0.03%
Capital Returns	•	Return on average equity was 8.86%
	•	Return on average tangible common equity[1] was 15.80%

	•	Adjusted return on average tangible common equity[1] was 16.81%

Notable Items	•	$2.3 million in merger and integration charges
	•	$2.8 million for branch consolidation charges

	•	$0.7 million in tax credit amortization

	•	Footprint rationalization continues with 10 branch consolidations and the pending sale of 10 branches

[1]	Non-GAAP financial measure that Management believes is useful in evaluating the financial results of the Company. Please refer to the Non-GAAP reconciliations contained in this release
[2]	Comparisons are on a linked-quarter basis, unless otherwise noted
[3]	Includes loans held for sale

RESULTS OF OPERATIONS

Old National Bancorp reported first-quarter 2018 net income of $48.0 million, or $0.31 per diluted share.

Included in the first quarter were pre-tax charges of $2.3 million for merger and integration and $2.8 million for branch consolidations. Excluding these items from the current quarter and netting out securities gains, Old National would have reported net income of $51.2 million, or $0.34 per share.

With a continued focus on expense management, 10 branches located throughout the footprint are scheduled to be consolidated; 9 in the second quarter and 1 in the third quarter of this year. In addition, Old National entered into a branch purchase and assumption agreement for the sale of 10 Old National branches in Wisconsin to Marine Credit Union of La Crosse, Wisconsin. The branch sale includes the assumption of approximately $274 million in deposits and no loans. Subject to regulatory approval and other terms and conditions, the sale is expected to close in the third quarter of 2018.

LOANS

Record first quarter performance was fueled by double-digit commercial loan growth.

•	Period-end total loans increased to $11,256.3 million at March 31, 2018, up from $11,136.1 million at December 31, 2017.

•	End-of-period total loan growth in the first quarter was $120.2 million, or 4.3% on an annualized basis.

•	End-of-period growth in total commercial and commercial real estate loans was $189.8 million, or 10.7% on an annualized basis.

•	On average, total loans in the first quarter were $11,179.3 million, up from $10,516.4 million in the fourth quarter of 2017.

•	Average total loans increased $662.9 million, or 25% annualized, benefitting from a full quarter’s impact of loans acquired from the Minnesota partnership, which closed on November 1, 1017.

•	Average total commercial and commercial real estate loan growth was $683.0 million, or 42.2% on an annualized basis, including impact of loans acquired from the Minnesota partnership.

DEPOSITS

A low-cost core deposit franchise continues to be one of Old National’s strengths.

•	Period-end total deposits increased to $12,788.6 million at March 31, 2018, up from $12,605.8 million at December 31, 2017.

•	End-of-period deposit growth in the first quarter was $182.8 million, or 5.8% on an annualized basis.

•	On average, total deposits in the first quarter were $12,579.2 million, increasing from the $11,994.8 million in the fourth quarter of 2017.

•	Average total deposits increased $584.4 million, or 19.5% annualized, benefitting from a full quarter’s impact of deposits assumed from the Minnesota partnership.

NET INTEREST INCOME AND MARGIN

Well-controlled deposit costs and higher accretion income offset lower fully taxable equivalent (FTE) interest income resulting from income tax rate change.

•	Net interest income increased to $128.5 million in the first quarter of 2018 from $118.6 million in the fourth quarter of 2017.

•	The net interest margin (on a fully taxable equivalent basis) declined just 2 basis points to 3.45% compared to 3.47% in the fourth quarter of 2017.

•	Benefiting net interest income and net interest margin during the quarter was the increase in short term rates, strong loan production and accretion income given a full quarter of the Minnesota partnership. Partially offsetting these benefits was higher interest expense, lower interest collected on nonaccrual loans, and a decline in fully taxable equivalent interest income as a result of lower corporate income tax rates.

•	Accretion income increased to $11.0 million, or 28 basis points of net interest margin, in the first quarter of 2018 from $7.5 million, or 21 basis points of net interest margin, in the fourth quarter of 2017. In the first quarter of 2018, accretion income was 6% of adjusted total revenue compared to 8% in the first quarter of 2017.

•	The cost of total deposits rose just 3 basis points to 0.23% while the cost of total interest-bearing deposits rose just 4 basis points to 0.33%.

CREDIT QUALITY

Exceptional credit quality remains a hallmark of the Old National franchise.

•	Asset quality remained strong with net charge-offs of just $0.4 million, or 0.01% of total average loans, and 30-89 day delinquencies of 0.33%.

•	Provision expense for the first quarter was $0.4 million, matching net charge-offs of $0.4 million.

•	Non-performing loans as a percentage of total loans continued to decline to 1.28% from 1.30%.

•	In accordance with current accounting practices, the loans acquired from recent acquisitions were recorded at fair value with no allowance recorded at the acquisition date. As of March 31, 2018, the remaining discount on these acquired loans was $125.6 million.

•	The allowance for loan losses was $50.4 million, or 0.45% of total loans at March 31, 2018.

NONINTEREST INCOME

Noninterest income dipped slightly due to seasonality and other factors.

•	Total noninterest income for the first quarter of 2018 was $42.4 million, or a decline of $2.4 million from the fourth quarter of 2017.

•	Lower capital markets income ($0.4 million), a decline in other income ($0.5 million), a decline in wealth management revenue ($0.8 million) and the seasonal decline in deposit service charges ($0.2 million) were the main drivers of the quarterly decline.

•	Securities gains were $0.8 million, down $0.8 million from the fourth quarter of 2017.

NONINTEREST EXPENSE

Disciplined expense management drives positive operating leverage1.

•	Noninterest expense for the first quarter of 2018 was $117.6 million and included $2.3 million in merger and integration charges, $2.8 million in branch charges and $0.7 million in tax credit amortization.

•	Excluding these items, adjusted noninterest expense for the first quarter was $111.8 million, slightly higher than the $110.2 million in adjusted noninterest expense in the fourth quarter of 2017. The first quarter included a full quarterly impact of the Minnesota partnership.

•	Adjusted operating leverage[1] improved 184 basis points in the first quarter compared to a year ago.

•	First quarter includes typical seasonal factors, including higher snow removal costs ($0.7 million), higher postage costs ($0.4 million) and higher salary expense due to payroll tax reset and annual HSA contribution.

•	The first quarter efficiency ratio was 65.94% while the adjusted efficiency ratio was 62.59%.

INCOME TAXES

Changes in the corporate tax rate as well as benefits of tax credits result in lower tax rates.

•	On a fully taxable-equivalent basis, income tax expense in the first quarter was $7.7 million, resulting in a 13.9% FTE tax rate.

CAPITAL

Strong quarterly earnings drive capital ratios higher.

•	At the end of the first quarter, total risk-based capital was 11.7% and regulatory tier 1 capital was 10.7%.

•	Tangible common equity to tangible assets was 7.83% at the end of the first quarter compared to 7.65% in the fourth quarter of 2017.

NON-GAAP RECONCILIATIONS

($ in millions, except EPS, shares in 000s)	1Q18	Adjustments[4]	Adjusted 1Q18
Total Revenues (FTE)	$173.7	($0.8)	$172.9
Less: Provision for Loan Losses	(0.4)	—	(0.4)
Less: Noninterest Expenses	(117.6)	5.1	(112.5)
Income before Income Taxes (FTE)	$55.7	$4.3	$60.0
Income Taxes	(7.7)	(1.1)	(8.8)
Net Income	$48.0	$3.2	$51.2
Average Shares Outstanding	152,370	—	152,370
Earnings Per Share	$0.31	$0.03	$0.34

[4]	Tax-effect calculations use the 2018 statutory FTE tax rates (federal + state)

($ in millions)	1Q18	4Q17
Net Interest Income	$128.5	$118.6
FTE Adjustment	2.8	6.1
Net Interest Income (FTE Basis)	$131.3	$124.7
Average Earning Assets	$15,205.9	$14,389.5
Net Interest Margin	3.45%	3.47%

($ in millions)	1Q18	4Q17
Net Interest Income	$128.5	$118.6
FTE Adjustment	2.8	6.1
Net Interest Income (FTE Basis)	$131.3	$124.7
Total Noninterest Income	$42.4	$44.8
Noninterest Expense	117.6	140.4
Pre-Provision Net Revenue	$56.1	$29.1
Less: Securities Gains	(0.8)	(1.6)
Add: Merger and Integration Charges	2.3	11.9
Add: Branch Consolidations, Severance, Foundation Funding and Client Experience Initiative Charges	2.8	6.6
Add: Amortization of Tax Credit Investments	0.7	11.7
Adjusted Pre-Provision Net Revenue	$61.1	$57.7

($ in millions)	1Q18	4Q17	1Q17
Noninterest Expense	$117.6	$140.4	$101.9
Less: Merger and Integration Charges	(2.3)	(11.9)	—
Less: Branch Consolidations, Severance, Foundation Funding and Client Experience Initiative Charges	(2.8)	(6.6)	(1.4)
Noninterest Expense less Charges	$112.5	$121.9	$100.5
Less: Amortization of Tax Credit Investments	(0.7)	(11.7)	—
Adjusted Noninterest Expense	$111.8	$110.2	$100.5
Less: Intangible Amortization	(3.6)	(3.4)	(3.0)
Adjusted Noninterest Expense Less Intangible Amortization	$108.2	$106.8	$97.5
Net Interest Income	$128.5	$118.6	$105.8
FTE Adjustment	2.8	6.1	5.7
Net Interest Income (FTE)	$131.3	$124.7	$111.5
Total Noninterest Income	$42.4	$44.8	$42.9
Total Revenue (FTE)	$173.7	$169.5	$154.4
Less: Securities Gains	(0.8)	(1.6)	(1.5)
Adjusted Total Revenue (FTE)	$172.9	$167.9	$152.9
Efficiency Ratio	65.94%	81.60%	64.66%
Adjusted Efficiency Ratio	62.59%	63.58%	63.77%
Operating Leverage[5] (basis points)	(295)
Adjusted Operating Leverage[6] (basis points)	184

[5]	Year-over-year basis point change in noninterest expenses plus change in total revenue
[6]	Year-over-year basis point change in adjusted noninterest expense plus change in adjusted total revenue

($ in millions)	1Q18	4Q17
Net Income (Loss)	$48.0	($18.5)
Add: Intangible Amortization (net of tax)	2.8	2.2
Tangible Net Income (Loss)	$50.8	($16.3)
Less: Securities Gains (net of tax7)	(0.6)	(1.1)
Add: Merger & Integration Charges (net of tax7)	1.8	8.4
Add: Branch Consolidations, Severance, Foundation Funding, Client Experience Initiative Charges (net of tax7)	2.1	4.6
Add: Estimated DTA Revaluation	—	39.3
Adjusted Tangible Net Income (Loss)	$54.1	$34.9
Average Total Shareholders’ Equity	$2,166.1	$2,104.6
Less: Average Goodwill	(828.1)	(776.9)
Less: Average Intangibles	(51.1)	(37.8)
Average Tangible Shareholders’ Equity	$1,286.8	$1,289.9
Return on Average Tangible Common Equity	15.80%	(5.05%)
Adjusted Return on Average Tangible Common Equity	16.81%	10.83%

[7]	Tax-effect calculations use the 2018 statutory FTE tax rates (federal + state)

CONFERENCE CALL AND WEBCAST

Old National will host a conference call and live webcast at 7:00 a.m. Central Time on Monday, April 23, 2018, to review first-quarter 2018 financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 10:00 a.m. Central Time on April 23 through May 7. To access the replay, dial 1-855-859-2056, Conference ID Code 7676787.

USE OF NON-GAAP FINANCIAL MEASURES

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the merger with Anchor-Minnesota that might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release; and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

ABOUT OLD NATIONAL

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $17.5 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan, Wisconsin and Minnesota. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

Financial Highlights (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Income Statement
Net interest income	$128,572	$118,556	$105,801
Provision for loan losses	380	1,037	347
Noninterest income	42,389	44,825	42,920
Noninterest expense	117,641	140,432	101,891
Net income (loss)	47,983	(18,493)	35,992

Per Common Share Data (Diluted)
Net income (loss) available to common shareholders	$0.31	$(0.13)	$0.27
Average diluted shares outstanding	152,370	146,875	135,431
Book value	14.32	14.17	13.63
Stock price	16.90	17.45	17.35
Dividend payout ratio	41%	N/M	48%
Tangible common book value (1)	8.55	8.37	8.54

Performance Ratios
Return on average assets	1.10%	-0.45%	0.98%
Return on average common equity	8.86%	-3.51%	7.89%
Return on average tangible common equity (1)	15.80%	-5.05%	13.38%
Net interest margin (FTE)	3.45%	3.47%	3.50%
Efficiency ratio (2)	65.94%	81.60%	64.66%
Net charge-offs (recoveries) to average loans	0.01%	0.03%	0.01%
Allowance for loan losses to ending loans	0.45%	0.45%	0.55%
Non-performing loans to ending loans	1.28%	1.30%	1.43%

Balance Sheet
Total loans	$11,238,682	$11,118,121	$9,131,773
Total assets	17,496,287	17,518,292	14,869,645
Total deposits	12,788,600	12,605,764	10,821,352
Total borrowed funds	2,371,292	2,578,204	2,066,617
Total shareholders’ equity	2,179,118	2,154,397	1,846,359

Capital Ratios (1)
Risk-based capital ratios (EOP):
Tier 1 common equity	10.7%	10.5%	11.4%
Tier 1	10.7%	10.4%	11.7%
Total	11.7%	11.4%	12.2%
Leverage ratio (to average assets)	8.1%	8.3%	8.5%

Total equity to assets (averages)	12.42%	12.69%	12.36%
Tangible common equity to tangible assets	7.83%	7.65%	8.16%

Nonfinancial Data
Full-time equivalent employees	2,721	2,801	2,659
Number of branches	191	191	188

(1)	See “Non-GAAP Measures” table.
(2)	Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions. This presentation excludes amortization of intangibles and net securities gains, as is common in other company releases, and better aligns with true operating performance.

FTE - Fully taxable equivalent basis                EOP - End of period actual balances                N/M - Not meaningful

Income Statement (unaudited)

($ and shares in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Interest income	$147,706	$135,134	$118,468
Less: interest expense	19,134	16,578	12,667

Net interest income	128,572	118,556	105,801
Provision for loan losses	380	1,037	347

Net interest income after provision for loan losses	128,192	117,519	105,454

Wealth management fees	9,026	9,801	8,999
Service charges on deposit accounts	10,759	10,913	9,843
Debit card and ATM fees	4,865	4,756	4,236
Mortgage banking revenue	4,192	3,933	4,226
Investment product fees	5,515	5,791	4,989
Capital markets income	498	923	1,031
Company-owned life insurance	2,605	2,366	2,149
Other income	4,130	4,676	5,901
Gains (losses) on sales of securities	788	1,588	1,500
Gains (losses) on derivatives	11	78	46

Total noninterest income	42,389	44,825	42,920

Salaries and employee benefits	64,179	74,785	56,564
Occupancy	13,280	12,168	12,134
Equipment	3,565	3,498	3,227
Marketing	3,697	3,803	3,050
Data processing	8,884	8,776	7,608
Communication	3,064	2,419	2,414
Professional fees	2,730	5,523	2,651
Loan expenses	1,744	1,730	1,631
Supplies	722	686	579
FDIC assessment	2,645	2,666	2,487
Other real estate owned expense	349	741	1,115
Amortization of intangibles	3,609	3,399	3,020
Amortization of tax credit investments	716	11,733	—
Other expense	8,457	8,505	5,411

Total noninterest expense	117,641	140,432	101,891

Income before income taxes	52,940	21,912	46,483
Income tax expense	4,957	40,405	10,491

Net income (loss)	$47,983	$(18,493)	$35,992

Diluted Earnings Per Share
Net income (loss)	$0.31	$(0.13)	$0.27

Average Common Shares Outstanding
Basic	151,721	146,073	134,912
Diluted	152,370	146,875	135,431

Common shares outstanding at end of period	152,172	152,040	135,435

Balance Sheet (unaudited)

($ in thousands)

	March 31,	December 31,	March 31,
	2018	2017	2017
Assets
Federal Reserve Bank account	$73,657	$54,361	$24,460
Money market investments	12,562	13,318	7,601
Investments:
Treasury and government sponsored agencies	655,353	669,838	595,172
Mortgage-backed securities	1,623,554	1,674,584	1,484,561
States and political subdivisions	1,159,614	1,207,353	1,144,412
Other securities	458,270	453,765	446,830

Total investments	3,896,791	4,005,540	3,670,975

Loans held for sale	17,635	17,930	17,373
Loans:
Commercial	2,811,629	2,717,269	1,910,536
Commercial and agriculture real estate	4,449,980	4,354,552	3,222,865
Consumer:
Home equity	487,237	507,509	464,911
Other consumer loans	1,331,304	1,371,738	1,421,199

Subtotal of commercial and consumer loans	9,080,150	8,951,068	7,019,511
Residential real estate	2,158,532	2,167,053	2,112,262

Total loans	11,238,682	11,118,121	9,131,773

Total earning assets	15,239,327	15,209,270	12,852,182

Allowance for loan losses	(50,381)	(50,381)	(49,834)
Non-earning Assets:
Cash and due from banks	192,022	222,753	184,974
Premises and equipment	453,603	458,074	420,866
Goodwill and other intangible assets	877,637	881,147	689,675
Company-owned life insurance	404,561	403,753	353,786
Net deferred tax assets	88,773	110,857	165,376
Loan servicing rights	24,380	24,661	25,446
Other real estate owned	6,735	8,810	12,547
Other assets	259,630	249,348	214,627

Total non-earning assets	2,307,341	2,359,403	2,067,297

Total assets	$17,496,287	$17,518,292	$14,869,645

Liabilities and Equity
Noninterest-bearing demand deposits	$3,655,732	$3,680,807	$3,024,111
NOW accounts	3,135,778	3,115,822	2,635,317
Savings accounts	3,091,101	3,035,622	2,997,919
Money market accounts	1,130,258	1,139,077	697,287
Other time deposits	1,573,874	1,470,118	1,349,303

Total core deposits	12,586,743	12,441,446	10,703,937
Brokered CD’s	201,857	164,318	117,415

Total deposits	12,788,600	12,605,764	10,821,352

Federal funds purchased and interbank borrowings	150,026	335,033	61,016
Securities sold under agreements to repurchase	308,189	384,810	345,550
Federal Home Loan Bank advances	1,664,179	1,609,579	1,441,030
Other borrowings	248,898	248,782	219,021

Total borrowed funds	2,371,292	2,578,204	2,066,617
Accrued expenses and other liabilities	157,277	179,927	135,317

Total liabilities	15,317,169	15,363,895	13,023,286

Common stock, surplus, and retained earnings	2,240,644	2,204,669	1,894,924
Accumulated other comprehensive income (loss)	(61,526)	(50,272)	(48,565)

Total shareholders’ equity	2,179,118	2,154,397	1,846,359

Total liabilities and shareholders’ equity	$17,496,287	$17,518,292	$14,869,645

Average Balance Sheet and Interest Rates (unaudited)

($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets:
Money market and other interest-earning investments	$66,536	$90	0.55%	$54,611	$87	0.63%	$27,482	$31	0.46%
Investments:
Treasury and gov’t sponsored agencies	663,096	3,424	2.07%	611,982	3,031	1.98%	540,422	2,780	2.06%
Mortgage-backed securities	1,632,610	9,520	2.33%	1,573,578	8,139	2.07%	1,511,388	7,818	2.07%
States and political subdivisions	1,204,855	10,478	3.48%	1,178,113	13,312	4.52%	1,133,373	13,607	4.80%
Other securities	459,458	3,669	3.19%	454,824	3,126	2.75%	445,235	2,828	2.54%

Total investments	3,960,019	27,091	2.74%	3,818,497	27,608	2.89%	3,630,418	27,033	2.98%

Loans: (2)
Commercial	2,759,688	28,205	4.09%	2,480,987	26,577	4.19%	1,887,929	19,088	4.04%
Commercial and agriculture real estate	4,394,002	55,787	5.08%	3,989,684	47,683	4.68%	3,171,005	40,324	5.09%
Consumer:
Home equity	502,902	5,688	4.59%	502,837	5,442	4.29%	476,353	4,659	3.97%
Other consumer loans	1,346,331	12,140	3.66%	1,371,986	12,248	3.54%	1,408,100	11,767	3.39%

Subtotal commercial and consumer loans	9,002,923	101,820	4.59%	8,345,494	91,950	4.37%	6,943,387	75,838	4.43%
Residential real estate loans	2,176,413	21,472	3.95%	2,170,900	21,628	3.99%	2,141,571	21,254	3.97%

Total loans	11,179,336	123,292	4.42%	10,516,394	113,578	4.26%	9,084,958	97,092	4.29%

Total earning assets	$15,205,891	$150,473	3.97%	$14,389,502	$141,273	3.88%	$12,742,858	$124,156	3.91%

Less: Allowance for loan losses	(50,953)			(50,601)			(50,710)

Non-earning Assets:
Cash and due from banks	$199,132			$201,520			$195,620
Other assets	2,089,790			2,046,544			1,877,849

Total assets	$17,443,860			$16,586,965			$14,765,617

Interest-Bearing Liabilities:
NOW accounts	$3,067,437	$819	0.11%	$2,905,440	$714	0.10%	$2,585,814	$456	0.07%
Savings accounts	3,052,646	1,343	0.18%	3,010,761	1,324	0.17%	2,969,866	1,157	0.16%
Money market accounts	1,159,010	546	0.19%	994,574	394	0.16%	706,990	149	0.09%
Other time deposits	1,561,945	3,900	1.01%	1,443,050	3,203	0.88%	1,332,912	2,368	0.72%

Total interest-bearing deposits	8,841,038	6,608	0.30%	8,353,825	5,635	0.27%	7,595,582	4,130	0.22%
Brokered CD’s	175,039	647	1.50%	154,521	489	1.26%	107,519	253	0.95%

Total interest-bearing deposits and CD’s	9,016,077	7,255	0.33%	8,508,346	6,124	0.29%	7,703,101	4,383	0.23%

Federal funds purchased and interbank borrowings	261,353	1,017	1.58%	172,838	533	1.22%	189,070	356	0.76%
Securities sold under agreements to repurchase	342,682	359	0.42%	370,095	400	0.43%	331,400	256	0.31%
Federal Home Loan Bank advances	1,675,700	7,780	1.88%	1,543,690	6,871	1.77%	1,429,977	5,312	1.51%
Other borrowings	248,828	2,723	4.38%	241,695	2,650	4.39%	218,965	2,360	4.31%

Total borrowed funds	2,528,563	11,879	1.91%	2,328,318	10,454	1.78%	2,169,412	8,284	1.55%

Total interest-bearing liabilities	$11,544,640	$19,134	0.67%	$10,836,664	$16,578	0.61%	$9,872,513	$12,667	0.52%

Noninterest-Bearing Liabilities
Demand deposits	$3,563,104			$3,486,412			$2,917,053
Other liabilities	170,061			159,243			150,392
Shareholders’ equity	2,166,055			2,104,646			1,825,659

Total liabilities and shareholders’ equity	$17,443,860			$16,586,965			$14,765,617

Net interest rate spread			3.30%			3.27%			3.39%

Net interest margin (FTE)			3.45%			3.47%			3.50%

FTE adjustment		$2,767			$6,139			$5,688

(1)	Interest income is reflected on a fully taxable equivalent basis (FTE).
(2)	Includes loans held for sale.

Asset Quality (EOP) (unaudited)

($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Beginning allowance for loan losses	$50,381	$50,169	$49,808

Provision for loan losses	380	1,037	347

Gross charge-offs	(2,685)	(3,278)	(3,239)
Gross recoveries	2,305	2,453	2,918

Net (charge-offs) recoveries	(380)	(825)	(321)

Ending allowance for loan losses	$50,381	$50,381	$49,834

Net charge-offs (recoveries) / average loans (1)	0.01%	0.03%	0.01%

Average loans outstanding (1)	$11,175,329	$10,509,552	$9,078,672

EOP loans outstanding (1)	11,238,682	$11,118,121	$9,131,773

Allowance for loan losses / EOP loans (1)	0.45%	0.45%	0.55%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$328	$894	$381

Non-performing loans:
Nonaccrual loans (2)	127,295	124,927	115,377
Renegotiated loans	16,802	19,589	14,969

Total non-performing loans	144,097	144,516	130,346

Foreclosed properties	6,735	8,810	12,547

Total underperforming assets	$151,160	$154,220	$143,274

Classified and Criticized Assets:
Nonaccrual loans (2)	127,295	124,927	115,377
Substandard accruing loans	118,123	100,762	104,171
Loans 90 days and over (still accruing)	328	894	381

Total classified loans - “problem loans”	$245,746	$226,583	$219,929

Other classified assets	2,987	4,556	7,306
Criticized loans - “special mention loans”	174,873	188,085	95,881

Total classified and criticized assets	$423,606	$419,224	$323,116

Non-performing loans / EOP loans (1)	1.28%	1.30%	1.43%

Allowance to non-performing loans (3)	35%	35%	38%

Under-performing assets / EOP loans (1)	1.35%	1.39%	1.57%

EOP total assets	$17,496,287	$17,518,292	$14,869,645

Under-performing assets / EOP assets	0.86%	0.88%	0.96%

EOP - End of period actual balances

(1)	Excludes loans held for sale.
(2)	Includes renegotiated loans totaling $36.9 million at March 31, 2018, $34.0 million at December 31, 2017, and $34.2 million at March 31, 2017.
(3)	Includes acquired loans that were recorded at fair value in accordance with ASC 805 at the date of acquisition. As such, the credit risk was incorporated in the fair value recorded and no allowance for loan losses was recorded on the acquisition date.

Non-GAAP Measures (unaudited)

($ in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Actual End of Period Balances
GAAP shareholders’ equity	$2,179,118	$2,154,397	$1,846,359

Deduct:
Goodwill	828,804	828,051	655,018
Intangibles	48,833	53,096	34,657

	877,637	881,147	689,675

Tangible shareholders’ equity	$1,301,481	$1,273,250	$1,156,684

Average Balances
GAAP shareholders’ equity	$2,166,055	$2,104,646	$1,825,659

Deduct:
Goodwill	828,141	776,862	655,018
Intangibles	51,092	37,802	36,097

	879,233	814,664	691,115

Average tangible shareholders’ equity	$1,286,822	$1,289,982	$1,134,544

Actual End of Period Balances
GAAP assets	$17,496,287	$17,518,292	$14,869,645

Add:
Trust overdrafts	50	59	86

Deduct:
Goodwill	828,804	828,051	655,018
Intangibles	48,833	53,096	34,657

	877,637	881,147	689,675

Tangible assets	$16,618,700	$16,637,204	$14,180,056

Risk-weighted assets	$12,523,432	$12,491,430	$10,171,517

GAAP net income (loss)	$47,983	$(18,493)	$35,992

Add:
Amortization of intangibles (net of tax)	2,851	2,210	1,963

Tangible net income (loss)	$50,834	$(16,284)	$37,955

Tangible Ratios
Return on tangible common equity	15.62%	-5.12%	13.13%
Return on average tangible common equity	15.80%	-5.05%	13.38%
Return on tangible assets	1.22%	-0.39%	1.07%
Tangible common equity to tangible assets	7.83%	7.65%	8.16%
Tangible common equity to risk-weighted assets	10.39%	10.19%	11.37%
Tangible common book value (1)	8.55	8.37	8.54

Tangible common equity presentation includes other comprehensive income as is common in other company releases.

(1)	Tangible common shareholders’ equity divided by common shares issued and outstanding at period-end.

Tier 1 capital	$1,341,261	$1,298,327	$1,191,735

Deduct:
Trust Preferred Securities (2)	—	—	45,000
Additional Tier 1 capital deductions	—	(10,000)	(16,100)

	—	(10,000)	28,900

Tier 1 common equity	$1,341,261	$1,308,327	$1,162,835

Risk-weighted assets	12,523,432	12,491,430	10,171,517

Tier 1 common equity to risk-weighted assets	10.71%	10.47%	11.43%

(2)	Trust Preferred Securities are now included in Tier 2 capital as a result of exceeding the $15 billion asset threshold from the Anchor-Minnesota acquisition.